UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2009

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On September 24, 2009, Senomyx announced the promotion of John Poyhonen to the position of President and Chief Operating Officer of the company and the promotion of Antony Rogers to the position of Vice President and Chief Financial Officer of the company. Mr. Rogers will perform the duties of principal financial officer and principal accounting officer in his new role. Following the announced promotions, Kent Snyder will continue to serve as Chief Executive Officer and Chairman of the Board of Directors. A press release announcing the promotions and changes is attached hereto as Exhibit 99.1.

In connection with the promotions, the Compensation Committee of our Board of Directors approved increases in base salary and the grant of additional stock options for Messrs. Poyhonen and Rogers.  The following table sets forth the new base salaries for Messrs. Poyhonen and Rogers and the number of shares underlying the new stock option grants:

Name	2009 Base Salary	Stock Options
John Poyhonen	$350,000	40,000
Antony Rogers	$270,000	12,500

In accordance with our stock option grant policy, the stock options described above were approved by the Compensation Committee, subject to the individuals’ election to their new positions by the full Board of Directors, and (i) will be granted effective as of October 15, 2009 pursuant to our 2004 Equity Incentive Plan, (ii) will terminate ten years after October 15, 2009 or earlier in the event the optionholder’s service to us is terminated and (iii) will have an exercise price per share equal to the closing price of our common stock as reported on the Nasdaq Stock Market on October 14, 2009.  Subject to the optionholder’s continued service to us, 25% of the shares of common stock subject to such stock options vest on the first anniversary of the date of grant, and the remaining shares vest monthly over the following three years; subject to suspension of vesting during periods of certain extended leaves.

In addition, in connection with the promotions, the Compensation Committee approved a modification to the target bonus amounts under the Senomyx 2009 Executive Bonus Plan, which provides the company’s executives with the opportunity to earn cash bonus payments conditioned upon the achievement of specified corporate and, in some instances, individual goals. As revised, the target and range of bonus opportunity as a percentage of 2009 base salary for each participant is as set forth below. There were no changes to the target or range of bonus opportunity for executives except for the position of President and Chief Operating Officer, which is a new level that has been added to the matrix:

Title	Threshold	Target	Maximum
Chief Executive Officer	30%	60%	90%
President and Chief Operating Officer	22.5%	45%	67.5%
Executive and Senior Vice Presidents	20%	40%	60%
Vice Presidents	15%	30%	45%

As a result of Mr. Poyhonen’s promotion, his target bonus under the 2009 Executive Bonus Plan will be pro-rated based on the portion of the year during which he served in his new role as President and Chief Operating Officer and the portion of the year during which he served in his prior role as Senior Vice President, Chief Financial and Business Officer. In addition, Mr. Poyhonen’s actual bonus under the 2009 Executive Bonus Plan, if any, will also be further pro-rated based on his base salary for the period before his promotion and his new base salary following his promotion. Mr. Rogers’ target bonus under the 2009 Executive Bonus Plan is not modified as a result of his promotion, but Mr. Rogers’ actual bonus under the 2009 Executive Bonus Plan, if any, will also be pro-rated based on his base salary before his promotion and his new base salary following his promotion.

Lastly, also in connection with the promotions, the Compensation Committee authorized the modification of the existing Change in Control Agreements with Messrs. Poyhonen and Rogers.  Under the revised terms, the Change in Control Agreement with Mr. Poyhonen provides that if his employment is terminated by us without cause or by him for good reason within one month prior or 18 months after a change in control, then Mr. Poyhonen will be entitled to immediate vesting in full of his stock options and a lump sum payment equal to 125% of the sum of (i) his annual salary in effect on the date of termination, and (ii) his last annual bonus received prior to the date of termination. Under the revised terms of Mr. Rogers’ Change in Control Agreement, if Mr. Rogers’ employment is terminated by us without cause or by him for good reason within one month prior or 18 months after a change in control, then Mr. Rogers will be entitled to immediate vesting in full of his stock options and a lump sum payment equal to 100% of the sum of (i) his annual salary in effect on the date of termination, and (ii) his last annual bonus received prior to the date of termination.

All of our change in control agreements also provide for reimbursement for health insurance benefits elected by the executives for themselves and their families under the Consolidated Omnibus Reconciliation Act of 1985 (COBRA) until the earliest of 12 months following termination, the expiration of continuation coverage under COBRA or the date the executive becomes eligible for health insurance benefits with a subsequent employer.  All benefits received under any of the change in control agreements are subject to delivery of a general release in favor of Senomyx and payments under the agreements may be reduced in order to provide for the best after tax treatment of the payments in the event the payments are subject to the excise taxes imposed by Section 4999 of the Internal Revenue Code.

Item 8.01                                             Other Events.

On September 23, 2009, based upon the recommendation of the Compensation Committee, our Board of Directors approved an amendment to our non-employee director compensation policy, effective as of October 1, 2009.  A summary of our non-employee director compensation policy as amended is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Concurrently, on September 23, 2009, our Board of Directors also approved the amendment to extend the exercise period following the termination of any non-employee directors’ Continuous Service (as defined in the Company’s 2004 Equity Incentive Plan, as amended (the “2004 Plan”)) for any reason other than Cause, Disability (as such terms are defined in the 2004 Plan) or death, of all outstanding options to purchase the Company’s Common Stock held by the current non-employee directors of the Company from three months to 12 months, to be effective immediately. In addition, our Board of Directors adopted and approved a new form of stock option agreement to be used for future stock option awards to non-employee directors substantially in the form attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1                           Non-Employee Director Compensation Policy

10.2                           Form of Non-Employee Director Stock Option Agreement under the 2004 Equity Incentive Plan

99.1                           Press release dated September 24, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/s/ DAVID B. BERGER
David B. Berger
Vice President, General Counsel and Corporate Secretary

Date: September 25, 2009